UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 30, 2005

Badger Paper Mills, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-00795	39-0143840
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149
(Address of principal executive offices, including zip code)

(715) 582-4551
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

        On June 30, 2005, Badger Paper Mills, Inc. (the “Company”) and its revolving credit lender, PNC Bank, National Association (“PNC”) entered into the Ninth Amendment to Revolving Credit and Security Agreement, dated as of March 31, 2005 (the “Ninth Amendment”) and the Tenth Amendment to Revolving Credit and Security Agreement, dated as of May 23, 2005 (the “Tenth Amendment”). The Ninth Amendment and the Tenth Amendment each amend the Company’s Revolving Credit and Security Agreement with PNC, dated as of November 21, 2001, as previously amended (the “Credit Agreement”). A brief description of the material terms of the Ninth Amendment and the Tenth Amendment is set forth below.

        The Ninth Amendment to the Credit Agreement, (a) reduces the maximum amount of revolving credit available to the Company under the Credit Agreement from $12,000,000 to $9,500,000, (b) restates the Company’s covenant to maintain a fixed charge coverage ratio of at least 1.0 to 1.0, confirming that the covenant is calculated for the three-month period ending March 31, 2005, the six-month period ending June 30, 2005, the nine-month period ending September 30, 2005 and for twelve-month periods for each calendar quarter end date thereafter, (c) extends, until the end of the term of the Credit Agreement, the requirement that the Company maintain not less than $2,000,000 of available but unutilized borrowing capacity under the Credit Agreement, (d) eliminates the Company’s ability to have interest calculated on its borrowings under the Credit Agreement by reference to LIBOR, and (e) includes the Company’s acknowledgment that PNC has increased its reserve against the Company’s revolving credit availability under the Credit Agreement from $500,000 to $1,000,000. Although the Ninth Amendment was not entered into until June 30, 2005, it is retroactively effective as of March 31, 2005.

        The Tenth Amendment clarifies the calculation of the Company’s net loss covenant under the Credit Agreement. Specifically, the Tenth Amendment clarifies that no deduction is made from the Company’s gross income for any asset impairment charge taken by the Company against its Fourdrinier paper machine. Although the Tenth Amendment was not entered into until June 30, 2005, it is retroactively effective as of May 23, 2005, and the clarification of the calculation of the Company’s net loss covenant is retroactively effective as of December 31, 2004.

        PNC has advised the Company that, based on existing defaults under the Credit Agreement, PNC has imposed the default rate of interest under the Credit Agreement (increasing the interest rate on the Company’s borrowings from prime plus 1% per annum to prime plus 3% per annum) and that PNC reserves its right to exercise further rights and remedies under the Credit Agreement and related documents as a result of the Company’s defaults.

        The Ninth Amendment and the Tenth Amendment are attached as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference. The above-referenced summary of such Amendments is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 8.01.     Other Events.

        On June 30, 2005, the Company issued a press release announcing that its Board of Directors has retained an investment banking firm to advise the Company in exploring strategic options. A copy of the Company’s press release is attached as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished herewith:

(4.1)	Ninth Amendment to Revolving Credit and Security Agreement, dated as of March 31, 2005, by and between the Company and PNC.

(4.2)	Tenth Amendment to Revolving Credit and Security Agreement, dated as of May 23, 2005, by and between the Company and PNC.

(99)	Badger Paper Mills, Inc. press release dated June 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER PAPER MILLS, INC.
Date: July 6, 2005	By: /s/ Paul M. Bouthilet
Paul M. Bouthilet
Vice President, Chief Financial Officer, Secretary and Treasurer

BADGER PAPER MILLS, INC.

Exhibit Index to Current Report on Form 8-K
Dated June 30, 2005

Exhibit
Number

(4.1)	Ninth Amendment to Revolving Credit and Security Agreement, dated as of March 31, 2005, by and between the Company and PNC.

(4.2)	Tenth Amendment to Revolving Credit and Security Agreement, dated as of May 23, 2005, by and between the Company and PNC.

(99)	Badger Paper Mills, Inc. press release dated June 30, 2005.